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                                                                     EXHIBIT P.1


                                 CODE OF ETHICS


         Colorado BondShares - A Tax-Exempt Fund (the "Company") is in business as a management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act").

         WHEREAS, Section 17(j) of the Act and Rule 17j-1 promulgated thereunder require that every registered investment company and each investment adviser of or principal underwriter for such investment company (a) adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons (as defined in Rule 17j-1) from engaging in any act, practice or course of business prohibited by such Rule, and (b) use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of such code of ethics;

         WHEREAS, Section 17(j) and Rule 17j-1 further require that every access person report to such investment company, investment adviser or principal underwriter certain information with respect to such person's transactions in certain securities;

         WHEREAS, Rule 17j-1 further requires that the code of ethics of the Company and any material change thereto must be approved by the Board of Trustees of the Company (the "Board"), including a majority of trustees who are not interested persons;

         WHEREAS, the Board cannot approve a code of ethics of the Company until a certification from the Company is received certifying that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Company's code of ethics (the "Certification");

         WHEREAS, the Company has made the Certification to the Board; and

         WHEREAS, the approval of the Board is based on a the receipt of the Certification and a determination by the Board that the Code contains provisions that are reasonably necessary to prevent access persons from engaging in any conduct prohibited by Rule 17j-1 promulgated under the Act;

         NOW, THEREFORE, the Company hereby amends its previously adopted written code of ethics and hereby adopts this as its written Code of Ethics ("Code") in accordance with Rule 17j-1 under the Act:

         1. DEFINITIONS.

               (a) Access Person. Any trustee, officer or Advisory Person of the Company. Appendix B of this Code contains a current list of Access Persons of the Company and such list shall be kept accurate and current by the Company.

               (b) Adviser. Freedom Funds Management Co., Inc.


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               (c) Advisory Person. (i) Any employee of the Company or the
         Adviser or of any company in a control relationship to the Company or the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

               (d) Disinterested Trustee. A trustee of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the Act.

               (e) Initial Public Offering. An offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

               (f) Investment Personnel. Any employee of the Company or the Adviser or of any company in a control relationship to the Company or the Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company or any natural person who controls the Company or Adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

               (g) Limited Offering. An offering that is exempt from registration under the Securities Act, pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 promulgated under the Securities Act.

               (h) Securities Act. The Securities Act of 1933, as amended.

               (i) Security. Any "security" within the meaning of Section 2(a)(36) of the Act, except shares of registered open-end investment companies, securities issued or guaranteed by the Government of the United States, bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and shares issued by open-end investment companies.

         2. SCOPE OF THIS CODE OF ETHICS.

               (a) BENEFICIAL OWNERSHIP. This Code of Ethics applies to any Security in which an Access Person has a direct or indirect beneficial ownership interest. "Beneficial ownership" by an Access Person includes ownership in an account of a spouse, minor children and relatives resident in the access person's home, as well as in an account of another person in which the access person has any interest, by reason of any contract, understanding, relationship, agreement or other arrangement substantially equivalent to that of ownership.

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               (b) EXEMPT TRANSACTIONS.

                    (i) This Code shall not apply to:

                         (A) Transactions in securities which are not eligible
                    for purchase by the Company;

                         (B) Transactions in an account over which the Access
                    Person has no direct or indirect influence or control;

                         (C) Purchases or sales which are non-volitional on the
                    part of either the Access Person or the Company; or

                         (D) Purchases which are part of an automatic dividend
                    reinvestment plan.

                    (ii) The prohibitions set forth in section 3 of this Code shall not apply to:

                         (A) Transactions which have received the prior written
                    approval of the President of the Company on the basis that they involve only a remote potential for harm to the Company or would be very unlikely to affect a highly institutional market, or clearly are not related economically to the securities to be purchased, sold or held by the Company; or

                         (B) Purchases effected upon exercise of rights acquired
                    from and issued by an issuer pro rata to all holders of a class of its securities, and sales of such rights so acquired.

         3. PROHIBITED PURCHASES AND SALES.

               (a) ACCESS PERSONS. No Access Person shall purchase or sell, directly or indirectly, any Security (1) in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership and (2) which, to his or her actual knowledge (or, in the ordinary course of fulfilling his or her official duties, he or she should have known) at the time of such purchase or sale, is being purchased or sold by the Company, or which the Adviser is actively considering for purchase for or sale by the Company. This prohibition shall continue until at least 15 days after the time that the Adviser has decided not to recommend such purchase or sale, or, if such recommendation is made, until at least 15 days after the time that the Company has completed, or decided not to enter into, the recommended purchase or sale. This prohibition also shall apply to any security convertible into a Security described in the first sentence of this paragraph.

               (b) INVESTMENT PERSONNEL. Investment Personnel shall not directly or indirectly acquire any beneficial ownership in Securities in an Initial Public Offering or a Limited Offering unless the transaction has received the prior written approval of the

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         Company or the Adviser, as applicable, based upon a determination that the proposed investment would create no material conflict based on the nature of the offering or the circumstances regarding the purchase or that such investment may raise only potential conflicts from which the Company and its investors can be protected.

         4. REPORTING REQUIREMENTS.

               (a) INITIAL HOLDINGS REPORT. No later than 10 days after becoming an Access Person, each Access Person, other than a Disinterested Trustee or a person who has become an Access Person before March 1, 2000, is required to provide an initial holdings report to the Company listing all of the Securities that are beneficially owned by the Access Person.

               (b) QUARTERLY REPORTING

                    (i) Access Persons (Other than Disinterested Trustees). Each
               Access Person, other than a Disinterested Trustee, shall file with the President of the Company, on a quarterly basis, a report in the form attached as Appendix A, setting forth (A) every transaction in a Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest and (B) with respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person; provided, that an Access Person shall not be required to report with respect to a transaction by or for any account over which such person does not have any direct or indirect influence or control.

                    (ii) Disinterested Trustees. Each Disinterested Trustee of
               the Company shall file with the President of the Company, on a quarterly basis, the report required of other Access Persons with respect to a transaction only where, at the time of the transaction, the Disinterested Trustee knows, or in the ordinary course of fulfilling his or her official duties as a trustee of the Company, should have known that the Security is or was purchased or sold by the Company, or such purchase or sale is or was considered by the Adviser for the Company, during the 15-day period immediately preceding and following the date of the transaction by the Disinterested Trustee.

                    (iii) Form of Report. All transactions during a calendar
               quarter to be reported should be listed on the form attached as Appendix A, and filed within 10 days after the end of the calendar quarter. Copies of confirmation statements may be attached to an Access Person's signed report in lieu of the listing of transactions. The report may contain a statement declaring that the reporting of any such transaction shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership interest in the security to which the report relates.

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               (c) ANNUAL REPORTING. On an annual basis, the Company, the
         Adviser and, if applicable, the principal underwriter shall furnish to the Board, and the Board will consider, a written report that describes any issues arising under the Code or procedures since the last report to the Board including, but not limited to, information regarding material violations of the Code or procedures and sanctions imposed in response to any material violations. The annual report will include a certification that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         5. NOTIFICATION OF REPORTING REQUIREMENTS. The Company shall periodically update the list of Access Persons as set forth in Appendix B and shall notify all Access Persons to which reports are required to be made pursuant to Section 4 above.

         6. REVIEW OF REPORTS. All securities transaction and holding reports will be reviewed by the Company and the Company will adopt procedures providing that appropriate management or compliance personnel of the Company will review each transaction and holdings report, including all reports that are submitted by Access Persons pursuant to Section 4 and will maintain the names of the persons that are responsible for reviewing these reports.

         7. SANCTIONS. No Code of Ethics can cover every possible circumstance, and an individual's conduct must depend ultimately upon his or her sense of fiduciary obligation to the Company and its shareholders. Nevertheless, this Code sets forth the Company's policy regarding conduct in those situations in which conflicts of interest are most likely to develop. Because the standards in this Code are minimal, careful adherence to the Code is essential.

                  Upon discovering a violation of this Code, the President of the Company shall report to the Board of Trustees of the Company which may impose such sanctions as they deem appropriate under the circumstances, which may include giving up any profit or other benefit realized from any transaction in violation of this Code. In addition, conduct inconsistent with this Code may result in a letter of censure or suspension or termination of the employment of the violator. A record of violations of this Code of Ethics, and of any action taken as a result of such violations, will be available for inspection by the staff of the Securities and Exchange Commission at any time during the five-year period following the end of the fiscal year in which each such violation occurs.

         8. ADMINISTRATION.

               (a) ANNUAL REPORTING TO TRUSTEES. On an annual basis, the Company shall furnish to the Board and the Board shall consider the written report delivered pursuant to Section 4(c) herein.

               (b) RECORDKEEPING. The Company shall maintain at its principal place of business the following records that shall be available to the Securities Exchange

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         Commission or any representative thereof at any time and from time to time for reasonable periodic, special or other examination:

                    (i) A copy of each code of ethics for the Company that is in effect, or that was in effect at any time within the past five years, in an easily accessible place;

                    (ii) A record of any violation of the Code, and of any
               action taken as a result of the violation, for at least five years after the end of the fiscal year in which the violation occurs in an easily accessible place;

                    (iii) A copy of each report made by an Access Person
               pursuant to the Code, for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years of which must be maintained in an easily accessible place;

                    (iv) A record of all persons, currently or within the past five years, who are or were required to make reports under
               Section 4 of the Code, or who are or were responsible for reviewing these reports in an easily accessible place; and

                    (v) A copy of each report provided pursuant to Section 4(c)
               herein, the first two years in an easily accessible place.

                    (vi) A record of any decision and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Securities under Section 2(b)(ii) and 3(b), for at least five years after the end of the fiscal year in which the approval is granted.

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                                   APPENDIX A

                        REPORT OF SECURITIES TRANSACTIONS

  SUBMITTED ON ________, ____ FOR THE CALENDAR QUARTER ENDING __________, 20___

   TRANSACTIONS:
AMOUNT AND TITLE OF         DATE                                          CHECK TYPE OF ACCOUNT
SECURITY (INCLUDING
 INTEREST RATE AND
 MATURITY DATE, IF                              NAME OF BROKER                                          APPROVED BY:
    APPLICABLE)       BROUGHT    SOLD   PRICE   DEALER OR BANK    PERS.   IMMED.    FAM.   FIDUCIARY   (IF APPLICABLE)









ACCOUNTS ESTABLISHED:                                        DATE ESTABLISHED
         NAME OF BROKER, DEALER OR BANK


The above is a record of every transaction in the calendar quarter specified above, in a security in which I had or by reason of which I acquired any direct or indirect Beneficial ownership (as defined in the Company's Code of Ethics).

Date:                                       By
      -----------------------------            --------------------------------
                                            Name
                                                -------------------------------
                                            Title
                                                 ------------------------------

Note 1: If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2: This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transactions reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 3: Copies of confirmation statements may be attached to this signed report in lieu of the list of securities.




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                                   APPENDIX B

                                 ACCESS PERSONS